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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the registration statements of Psychiatric Solutions, Inc. on Form S-3 (File No. 333-111679) and on Form S-8 (File Nos. 333-100635, 333-94983 and 333-38419) and in the related prospectus of our report dated July 12, 2004 related to the combined financial statements of Northern Healthcare Associates and Subsidiaries included in this Amended Current Report (Form 8-K/A) for the years ended December 31, 2003 and 2002, included in this Amended Current Report on Form 8-K/A.

                             /s/ Selznick & Company, LLP

August 10, 2004
Armonk, New York